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                                                                     Exhibit 5.1

                    [LETTERHEAD OF WILLKIE, FARR & GALLAGHER]





February 2, 1999



NEXTLINK Communications, Inc.
500 108th Avenue N.E., Suite 2200
Bellevue, Washington 98004

Re:      $500,000,000 10-3/4% Senior Notes
         due 2008 Exchange Offer

Ladies and Gentlemen:

         We have acted as counsel to NEXTLINK Communications, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission on February 4, 1999 of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance by the Company, in exchange for up to $500,000,000 aggregate principal amount of its 10-3/4% Senior Notes due 2008 (the "Old Notes"), of up to $500,000,000 aggregate principal amount of its 10-3/4% Senior Notes due 2008 (the "New Notes"). The New Notes are to be issued pursuant to an indenture dated as of November 12, 1998 (the "Indenture") between the Company and The United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Indenture.

         In rendering the opinion contained herein, we have assumed (a) the due authorization, execution and delivery of each of the Indenture, the Exchange and Registration Rights Agreement dated November 12, 1998 between the Company and Salomon Smith Barney Inc. (the "Exchange and Registration Rights Agreement"), and the New Notes by each of the parties thereto, (b) that each such party has the legal power to act in the capacity or capacities in which it is to act thereunder, (c) the authenticity of all documents submitted to us a originals,
(d) the conformity to the original of all documents submitted to us as copies and (e) the genuineness of all signatures on all documents submitted to us.

         The law covered by the opinions expressed herein is limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

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         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and has the corporate power and authority to own and operate its properties and assets and to conduct its business as described in the Registration Statement.

         2. The Indenture was duly executed and constitutes the valid and binding obligation of the Company.

         3. The Company has the corporate power and authority to issue, execute and deliver the New Notes, and the issuance, execution and delivery of the New Notes have been duly authorized by all necessary corporate action on the part of the Company.

         4. The New Notes, when duly issued and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes pursuant to the Exchange and Registration Rights Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditor's rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

         This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

         We consent being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the New Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours

/s/ Willkie Farr & Gallagher


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